Exhibit 99.1

Fathom Holdings to Enter Idaho Market
through Planned Acquisition of Epic Realty

Transaction Will Add More Than 350 Agents and Open New, Growing Market

CARY, N.C., June 16, 2021 – Fathom Holdings Inc. (Nasdaq: FTHM), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings for brokerages and agents, today announced that through its wholly-owned subsidiary, Fathom Realty Holdings, LLC, it has signed a definitive agreement to enter the Idaho market through the planned acquisition of Epic Realty. The acquisition is scheduled to close in the second quarter. Terms of the transaction were not disclosed.

Based in Meridian, Idaho, near Boise, Epic is a fast-growing regional brokerage with more than 350 agents, providing full-service residential real estate services for buyers and sellers. Epic will be re-branded and begin operating under the Fathom name next month.

“Idaho is one of the country’s fast growing real estate markets, and we are pleased to be expanding our geographic presence through Epic, a company that exemplifies our culture of servant leadership, integrity and trust,” said Fathom CEO Joshua Harley. “Epic’s co-founders are fantastic leaders who have built a business that is growing substantially, and we are excited to welcome them to the Fathom family once the deal has closed. Our new Idaho agents will have full access to Fathom’s proprietary cloud-based software, intelliAgent, and will also benefit from having additional Fathom services to offer their clients, including mortgage, title, and insurance services, as we continue to help all our agents grow their businesses while enjoying a higher income through significant savings on their commissions. When we took Fathom public 10 months ago, we made the promise that we would quickly and strategically enter all 50 states, and we continue to execute in order to deliver on that promise. I love that I get to make this announcement on my birthday, and couldn’t ask for a better present than to welcome so many new agents to our Fathom family!”

Epic co-founder Chad McCloud said, “Epic was built on a commitment of being the most innovative real estate company in the world. Fathom shares our passion and has clearly demonstrated the power of its model. Partnering with Josh and the Fathom team will extend our mutual goal to improve the home buying and selling experience for our agents and clients.”

Sheridan Hodson, Epic co-founder, added, “We are very excited to be joining the Fathom family and becoming part of a rapidly growing, national organization who shares in our core beliefs. Our dedicated team of highly professional and experienced agents will utilize their local area expertise as we continue to expand throughout the greater Boise area and across Idaho.”

McCloud and Hodson will retain ongoing responsibility for the day-to-day brokerage operations in Idaho.

About Fathom Holdings Inc.
Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, Real Results, and Verus Title. For more information, visit www.fathomrealty.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements," including, but not limited to, additional planned geographic expansion. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with making and integrating acquisitions; technology risks; risks in effectively managing rapid growth in our business; reliance on key personnel; competitive risks; and the other risk factors set forth from time to time in our SEC filings, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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Investor Relations and Media Contacts:

Roger Pondel/Laurie Berman

PondelWilkinson Inc.

investorrelations@fathomrealty.com

(310) 279-5980

Marco Fregenal
President and CFO

Fathom Holdings Inc.
investorrelations@fathomrealty.com
(888) 455-6040